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                                                                      EXHIBIT 21

                                  SPIEGEL, INC.

                             LISTING OF SUBSIDIARIES
                                 January 2, 1999

Name of Corporation                                       Incorporated In
-----------------------------------------------           -----------------

Distribution Fulfillment Services, Inc.                      Delaware

Eddie Bauer, Inc.                                            Delaware

Eddie Bauer of Canada, Inc. (1)                               Canada

Eddie Bauer International, Inc. (1)                          Delaware

Equity Cash Benefit Insurance Agency, Inc.                    Nevada

First Consumers National Bank                             Federal Charter

New Hampton Realty Corporation (2)                           Delaware

Newport News, Inc. (formerly New Hampton, Inc.)              Delaware

S.I. Reinsurance Limited                                 Turks & Caicos Islands

Spiegel Acceptance Corporation                                Delaware

Spiegel Catalog, Inc.                                         Delaware

Spiegel Credit Corporation III                                Delaware

Spiegel Management Group, Inc.                                Delaware

Spiegel of Philadelphia, Inc.                               Pennsylvania

Spiegel Publishing Company                                    Illinois

Spiegel Teleservice, Inc.                                     Illinois

Spiegel Teleservice, Inc.                                      Nevada

Together Retail U.S.A., Inc.                                  Delaware

Ultimate Outlet, Inc.                                         Delaware


(1) Wholly owned subsidiary of Eddie Bauer, Inc., a wholly owned subsidiary of Spiegel, Inc.

(2) Wholly owned subsidiary of Newport News, Inc., a wholly owned subsidiary of Spiegel, Inc.



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